Exhibit 10.57

CONVERSION NOTICE

To: MECOX LANE LIMITED (the “Company”)

The undersigned, being a holder of 1,382,770 Series D Preference Shares of the Company, hereby irrevocably (subject to the provisions of the next paragraph) instructs you to convert all of its Series D Preference Shares into Ordinary Shares of the Company pursuant to and in accordance with Article 7(ii)(d) of the currently effective Memorandum and Articles of Association of the Company, subject to and with effect immediately upon the completion of the initial public offering of the Company’s Ordinary Shares (the “Offering”). Based on the initial Series D Conversion Price, such Series D Preference Shares would convert into 14,506,514 Ordinary Shares of the Company pursuant to Article 7(ii)(d) of the currently effective Memorandum and Articles of Association of the Company.

If (i) the Company does not intend to proceed with the Offering, (ii) the registration statement filed with the Securities and Exchange Commission with respect to the Offering is withdrawn, (iii) for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement), or (iv) if the Offering is not completed by January 31, 2011, then in each such case, this conversion notice shall be deemed to be revoked and the undersigned shall continue to hold all of its Series D Preference Shares.

Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the currently effective Memorandum and Articles of Association of the Company.

(Signature page to follow)

IN WITNESS WHEREOF, the undersigned have executed or have caused to be executed, this Conversion Notice on October 1, 2010.

PEAK CAPITAL PARTNERS I, L.P.

By:	/s/ John J. Ying
Name:	John J. Ying
Title:	Authorized Representative